                                                                   EXHIBIT 23.1

                          CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in the registration statement of Chicago Pizza & Brewery Inc., on form S-8 (File No. 333-_____ ) of our report dated June 14, 1996, on our audits of the consolidated balance sheet as of December 31, 1995, the combined statements of operations shareholders' equity and cash flows for the year ended December 31, 1994, and the consolidated statements of operations, shareholders' equity and cash flows for the year ended December 31, 1995, and the combined balance sheet of Pletro's Corp.'s Business Related to Purchased Assets as of December 25, 1995, and the related combined statements of operations, equity and cash flows for the fiscal years ended December 26, 1994 and December 25, 1995, which reports are included in the Prospectus on form SB-2. We also consent to the reference to our firm under the caption "Experts."

                                    /s/ Coopers & Lybrand L.L.P.
                                  ----------------------------------
                                        Coopers & Lybrand L.L.P.


Los Angeles, California
December 30, 1996